EXHIBIT 10.1


                      EMPLOYMENT AGREEMENT

THIS AGREEMENT made by and between Crompton Corporation, a Delaware corporation having its principal offices at One American
Lane, Greenwich, Connecticut 06831 (the "Corporation"), and
FirstName LastName (the "Executive") of Of, as of this 29th day of July, 2002.

                  W I T N E S S E T H:

    WHEREAS, the Executive is currently employed by the Corporation in the position of Title and the Corporation recognizes the valuable services that the Executive has provided and can continue to provide to the Corporation and desires to be assured that the Executive will be available to actively participate in the business of the Corporation;

    WHEREAS, the Executive is willing to continue such employment with the Corporation but desires assurance of continuity of employment in the event of any actual or threatened Change of Control of the Corporation (as defined in Section 2 of this Agreement);

    WHEREAS, the Corporation, on behalf of itself and its shareholders, wishes to continue to attract and retain well-qualified executive and key management personnel who are an integral part of the management of the Corporation, such as the Executive, and to assure itself of continuity of management in the event of any actual or threatened Change of Control of the Corporation (as defined in Section 2 of this Agreement); and

     WHEREAS, the Executive and the Corporation are parties to an Employment Agreement dated as of LastEmpAgmt, which agreement they wish to terminate upon the execution of this agreement;


     IT IS, THEREFORE, AGREED:

    1. Operation of Agreement. (a) The "Effective Date" shall be the date during the "Change of Control Period" (as defined in Section 1(b) of this Agreement) on which a Change of Control occurs.

    (b) The "Change of Control Period" is the period beginning on the date hereof and ending on the second anniversary of such date; provided, however, that beginning on the date one year after the date hereof, and on each annual anniversary of such date (each such date being referred to as a "Renewal Date"), the Change of Control Period shall be automatically extended so as to terminate on the date that is two years from such Renewal Date, unless at least sixty (60) days prior to the Renewal Date the Corporation shall give written notice to the Executive that the Change of Control Period shall not be so extended.

     2. Change of Control. For the purpose of this Agreement, a "Change of Control" shall mean a change of control of the Corporation during the Change of Control Period of a nature that would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); provided that, without limitation, such a "Change of Control" shall be deemed to have occurred if:
(i) a third person, including a "group" as such term is used in
Section 13(d)(3) of the Exchange Act, other than the trustee of any employee benefit plan of the Corporation, becomes the beneficial owner, directly or indirectly, of 20% or more of the combined voting power of the Corporation's outstanding voting securities ordinarily having the right to vote for the election of directors of the Corporation; (ii) during any period of 24 consecutive months individuals who, at the beginning of such consecutive 24-month period, constitute the Board of Directors of the Corporation (the "Board" generally and as of the date hereof the "Incumbent Board") cease for any reason (other than retirement upon reaching normal retirement age, disability, or death) to constitute at least a majority of the Board; provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least three-quarters of the directors who at the time of such election or nomination for election comprise the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Corporation, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall, for purposes of this Agreement, be considered a member of the Incumbent Board; (iii) the Corporation shall consolidate or merge with or into another person (including any such transaction in which the Corporation is the surviving entity); or (iv) the Corporation shall cease to be a publicly owned corporation having its outstanding Common Stock listed on the New York Stock Exchange or quoted in the NASDAQ National Market System.

     3. Employment Period. The Corporation hereby agrees to continue the Executive in its employ, and the Executive hereby agrees to remain in the employ of the Corporation, for the period commencing on the Effective Date and ending on the third anniversary of such date. The period from the Effective Date until the earlier of (i) the Date of Termination (as defined in Section 6(e) of this Agreement) or (ii) the end of the period described in the preceding sentence is hereinafter referred to as the "Employment Period."

     4.  Position and Duties.  (a)  During the Employment Period,
(i) the Executive's position (including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be at least commensurate in all material respects with those held, exercised and assigned at any time during the 90-day period immediately preceding the Effective Date and (ii) the Executive's services shall be performed at the location where the Executive was employed immediately preceding the Effective Date.

     (b) Excluding periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Corporation and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use reasonable best efforts to perform faithfully and efficiently such responsibilities. The Executive may (i) serve on corporate, civic or charitable boards or committees, (ii) deliver lectures, fulfill speaking engagements or teach at educational institutions and (iii) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Effective Date, such prior conduct of activities, and any subsequent conduct of activities similar in nature and scope shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Corporation.

     5. Compensation. (a) Base Salary. During the Employment Period, the Executive shall receive a base salary ("Base Salary") at a monthly rate at least equal to the highest monthly salary paid to the Executive by the Corporation, together with any of its affiliated companies, during the twelve-month period immediately preceding the month in which the Effective Date occurs. The Executive's Base Salary shall be reviewed at least once during the Employment Period, and shall be increased at any time and from time to time to reflect increases in the cost of living and such other increases as shall be consistent with increases in base salary awarded in the ordinary course of business to other key executives. Any increase in the Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. The Base Salary shall not be reduced after any such increase. As used in this Agreement, the term "affiliated companies" includes any company controlling, controlled by or under common control with the Corporation.

    (b) Incentive, Savings and Retirement Plans. In addition to the Base Salary payable as hereinabove provided, the Executive shall be entitled to participate, during the Employment Period, in all incentive compensation, savings and retirement plans and programs applicable to other key executives, but in no event shall such plans and programs, in the aggregate, provide the Executive with compensation, benefits and reward opportunities less favorable than those provided by the Corporation and its affiliated companies for the Executive under such plans and programs as in effect at any time during the 90-day period immediately preceding the Effective Date.

    (c) Welfare Benefit Plans. During the Employment Period, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under each welfare benefit plan of the Corporation, including, without limitation, all medical, dental, disability, life, group life, accidental death and travel accident insurance plans and programs of the Corporation and its affiliated companies, as in effect at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect at any time thereafter with respect to other key executives.

    (d) Expenses. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the policies and procedures of the Corporation as in effect at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect at any time thereafter with respect to other key executives.

    (e) Fringe Benefits. During the Employment Period, the Executive shall be entitled to fringe benefits, including without limitation the use of an automobile and the payment of related expenses, and club memberships, in accordance with the policies of the Corporation as in effect at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect at any time thereafter with respect to other key executives.

    (f) Office and Support Staff. During the Employment Period, the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to secretarial and other assistance, at least equal to those provided to the Executive at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive, as provided at any time thereafter with respect to other key executives.

    (g) Vacation. During the Employment Period, the Executive shall be entitled to paid vacation in accordance with the policies of the Corporation as in effect at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect at any time thereafter with respect to other key executives.

    6. Termination. (a) Death, Retirement or Disability. This Agreement shall terminate automatically upon the Executive's death or retirement under the retirement plan of the Corporation or its affiliates in which the Executive is a participant. The Corporation may terminate this Agreement, after having established the Executive's Disability (pursuant to the definition of "Disability" set forth below), by giving to the Executive written notice of its intention to terminate the Executive's employment. In such a case, the Executive's employment with the Corporation shall terminate effective on the 90th day after receipt of such notice (the "Disability Effective Date"), unless the Executive has previously returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" means physical or mental disability which, after the expiration of more than 26 weeks after its commencement, is determined to be total and permanent by a physician selected by the Corporation or its insurers and acceptable to the Executive or the Executive's legal representative (such agreement to acceptability not to be unreasonably withheld). Should the Executive or the Executive's legal representative not acquiesce in the selection of the physician, a physician chosen by the Executive or the Executive's legal representative and reasonably acceptable to the Corporation shall be required to concur in the medical determination of total and permanent disability, failing which the two physicians shall designate a third physician whose decision shall be determinative as of the end of the calendar month in which such concurrence or third-physician decision, as the case may be, is made.

    (b) Cause. The Corporation may terminate the Executive's employment for "Cause." For purposes of this Agreement, "Cause" means: (i) the Executive's willful and continued failure to substantially perform assigned duties with the Corporation (other than any such failure resulting from incapacity due to physical or mental illness or any such actual or anticipated failure resulting from termination for Good Reason), after a demand for substantial performance is delivered to the Executive by the Board, specifically identifying the manner in which the Board believes that the duties have not been substantially performed; or (ii) the Executive's willful conduct which is demonstrably and materially injurious to the Company. For purposes of this paragraph (b), no act, or failure to act, shall be considered "willful" unless done, or omitted to be done, not in good faith and without reasonable belief that such action or omission was in the best interest of the Corporation.

     (c) Good Reason. The Executive's employment may be terminated by the Executive for Good Reason. For purposes of this Agreement, "Good Reason" means:

          (i) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 4 of this Agreement or any other action by the Corporation which results in a diminishment in such position, authority, duties or responsibilities, other than an insubstantial and inadvertent action which is remedied by the Corporation promptly after receipt of notice thereof given by the Executive;

          (ii) any failure by the Corporation to comply with any of the provisions of Section 5 of this Agreement, other than an insubstantial and inadvertent failure which is remedied by the Corporation promptly after receipt of notice thereof given by the Executive;

          (iii) the Corporation's requiring the Executive to be based at any office or location other than that referred to in Section 4(a)(ii) of this Agreement, except for travel reasonably required in the performance of the Executive's responsibilities and substantially consistent with business travel obligations of the Executive as of the Effective Date;

         (iv) any purported termination by the Corporation of the Executive's employment otherwise than as permitted by this Agreement, it being understood that any such purported termination shall not be effective for any purpose of this Agreement other than establishing the Date of Termination pursuant to paragraph (e) of this Section 6 below; or

         (v) any failure by the Corporation to comply with and satisfy Section 12(b) of this Agreement.

    (d) Notice of Termination. Any termination of the Executive's employment by the Corporation for Cause or by the Executive for Good Reason shall be effected by Notice of Termination to the other party hereto given in accordance with
Section 13(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the termination date is other than the date of receipt of such notice, specifies the termination date (which date shall not be more than 15 days after the giving of such notice). In the case of termination for Cause, the Notice of Termination shall not be effective unless it takes the form of a copy of a resolution duly adopted in good faith by the affirmative vote of the entire membership of the Board at a meeting of the Board called and held for such purpose, after reasonable notice and an opportunity for the Executive, together with counsel, to be heard before the Board.

    e) Date of Termination. "Date of Termination" means the date of the Executive's death, the Disability Effective Date, or the date of receipt of an effective Notice of Termination or any later date specified therein, as the case may be. If the Executive's employment is terminated by the Corporation in breach of this Agreement, the Date of Termination shall be the date on which the Corporation notifies the Executive of such termination.

     7. Obligations of the Corporation upon Termination. (a) Death. If the Executive's employment is terminated by reason of the Executive's death, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement other than those obligations accrued hereunder at the date of the Executive's death. If the Executive's employment is terminated by reason of the Executive's death occurring during the Employment Period, the Executive's legal representatives shall be paid within 30 days after the Date of Termination a lump sum amount equal to the product of (i) the maximum amount of annual incentive compensation that the Executive could have earned under all plans, policies or programs providing for the payment of incentive compensation for the fiscal year in which the Date of Termination occurs if the Executive had remained employed by the Corporation for the full such fiscal year and (ii) the fraction obtained by dividing the number of days the Executive was employed by the Corporation during such fiscal year by 365. Anything in this Agreement to the contrary notwithstanding, the Executive's family shall be entitled to receive benefits at least equal to those provided by the Corporation to surviving families of executives of the Corporation under such plans, programs and policies relating to family death benefits, if any, as in effect at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive and/or the Executive's family, as in effect at any time thereafter with respect to other key executives and their families.

     (b) Disability. If the Executive's employment is terminated during the Employment Period by reason of the Executive's Disability, the Executive shall be entitled after the Disability Effective Date to receive disability and other benefits at least equal to those provided by the Corporation to disabled employees and/or their families in accordance with such plans, programs and policies relating to disability, if any, as in effect during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive and/or the Executive's family, as in effect at any time thereafter with respect to other key executives and their families. In addition, the Executive shall be paid within 30 days of the Executive's Disability Effective Date a lump sum amount equal to the product of (i) the maximum amount of annual incentive compensation that the Executive could have earned under all plans, policies or programs providing for the payment of incentive compensation for the fiscal year in which the Executive's Disability Effective Date occurs if the Executive had remained employed by the Corporation for the full such fiscal year and (ii) the fraction obtained by dividing the number of days the Executive was employed by the Corporation during such fiscal year by 365.

    (c) Cause. If the Executive's employment shall be terminated for Cause, the Corporation shall pay the Executive the Executive's full Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and shall have no further obligations to the Executive under this Agreement.

    (d) Good Reason; Termination Other Than for Cause or Disability. If, during the Employment Period, the Corporation shall terminate the Executive's employment other than for Cause or Disability, or the employment of the Executive shall be terminated by the Executive for Good Reason:

         (i) The Corporation shall pay to the Executive (or, in the case of the death of the Executive prior to such payment, to the Executive's legal representatives) in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

              (A) if not theretofore paid, the Executive's Base Salary through the Date of Termination at the rate in effect on the Date of Termination or, if higher, at the highest rate in effect at any time within the 90-day period preceding the Effective Date;

               (B) the greater of (i) the maximum amount of annual incentive compensation that the Executive was eligible to earn under all plans, policies or programs providing for the payment of incentive compensation for the fiscal year in which the Date of Termination occurs if the Executive had remained employed by the Corporation for the full such fiscal year or (ii) the highest amount of annual incentive compensation paid to the Executive in any one of the three full fiscal years ending immediately prior to the Effective Date;

               (C) an amount equal to CIC (Times) times the sum of (x) the Executive's annual Base Salary at the rate in effect at the time a Notice of Termination was given or, if higher, at the highest rate in effect at any time within the 90-day period immediately preceding the Effective Date and (y) the highest amount of incentive compensation (which, for this purpose, shall include both annual and long term incentive compensation) paid to the Executive in any one of the five most recent full fiscal years of the Corporation;

               (D)  in the case of compensation previously
          deferred by the Executive, all amounts of such compensation previously deferred and not yet paid by the Corporation; and

              (E) an amount equal to the employer contributions that would have been made to the Executive's account pursuant to the Crompton Employee Savings Plan (CESP) (based on the rate in effect on the Date of Termination) and the Employee Stock Ownership Plan
         (ESOP), or any successors to such plans, if the Executive had continued in employment through the Ordinal anniversary of the Date of Termination, with Base Salary and incentive compensation equal to the amounts set forth above in clause (C) and had the Executive continued to contribute to the Employee Stock Ownership Plan at the rate in effect on the Date of Termination.

         (ii) The Corporation shall, promptly upon submission by the Executive of supporting documentation, pay or reimburse to the Executive any costs and expenses
    (including moving and relocation expenses) paid or incurred by the Executive which would have been payable under
    Section 5(d) of this Agreement
    if the Executive's employment with the Corporation had not terminated.

        (iii) Until the earlier of (A) the day upon which the Executive begins new employment and is eligible for benefits, or (B) the Ordinal anniversary of the Date of Termination, the Corporation shall continue to provide benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs and policies described in Section 5(c) of this Agreement if the Executive's employment had not been terminated, as in effect at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect at any time thereafter with respect to other key executives and their families.

        (iv) Until the earlier of (A) the day upon which the Executive begins new employment and is eligible for benefits, or (B) the Ordinal anniversary of the Date of Termination, the Corporation shall continue to provide benefits to the Executive at least equal to those which would have been provided to the Executive in accordance with the plans, programs and policies described in
   Section 5(e) of this Agreement if the Executive's employment had not been terminated, as in effect at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect at any time thereafter with respect to other key executives.

         (v) Until the earlier of (A) the day upon which the Executive begins new employment comparable to the Executive's employment with the Corporation immediately prior to the Effective Date, or (B) the Ordinal anniversary of the Date of Termination, the Corporation shall pay all reasonable expenses incurred by the Executive in seeking comparable employment including, without limitation, the fees and expenses of a placement organization and reasonable travel, telephone and office expenses.

   8.   No Obligation to Seek Further Employment;
        Non-exclusivity of Rights.

    (a) The Executive shall not be required to seek other employment, nor shall the amount of any cash payment provided for under this Agreement be reduced by any compensation earned by the Executive as the result of employment by another employer after the Date of Termination, or otherwise.

    (b) Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Corporation or any of its affiliated companies and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any stock option, incentive compensation or other agreements with the Corporation or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, program or agreement of or with the Corporation or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, program or agreement.

    9. Full Settlement. The Corporation's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any setoff, counterclaim, recoupment, defense or other right which the Corporation may have against the Executive or others. In no event shall the Executive be obligated to seek other employment by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement. The Corporation agrees to pay, to the full extent permitted by law, all legal fees and expenses which the Executive or the Executive's legal representatives may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Corporation or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof or as a result of any contest by the Executive or the Executive's legal representatives concerning the amount payable pursuant to Section 10 of this Agreement, plus in each case interest, compounded quarterly, on the total unpaid amount determined to be payable under this Agreement, such interest to be calculated at a rate equal to 2% in excess of the highest prime commercial lending rate in effect from time to time in New York, New York during the period of such nonpayment.

    10. Certain Further Payments by the Company. (a) In the event that any amounts paid or distributed to the Executive pursuant to this Agreement (taken together with any amounts otherwise paid or distributed to the Executive in connection with a Change of Control) are subject to an excise tax under
Section 4999 of the Code or any successor or similar provision thereto (the "Excise Tax"), the Corporation shall pay to the Executive an additional amount such that, after taking into account all taxes (including federal, state, local and foreign income, excise and other taxes) incurred by the Executive on the receipt of such additional amount, the Executive is left with the same after-tax amount the Executive would have been left with had no Excise Tax been imposed.

        (b)  All determinations required to be made under this
Section 10 and the assumptions to be utilized in arriving at such determinations shall be made by the public accounting firm that audited the books of the Corporation in the fiscal year ended immediately prior to the Effective Date unless another nationally recognized certified public accounting firm is jointly designated by the Executive and the Corporation (the "Accounting Firm") which shall provide detailed supporting calculations both to the Corporation and the Executive within 15 business days following the receipt of notice from the Corporation or the Executive that a Notice of Termination has been provided under this Agreement (collectively, the "Determination"). In the event the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control (or does not undertake to provide the Determination), the Executive and the Corporation shall appoint another "big five" public accounting firm to make the Determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm hereunder incurred with respect to the Determination shall be borne solely by the Corporation and the Corporation shall enter into any agreement requested by the Accounting Firm in connection with the performance of the services hereunder.

     11. Noncompetition and Confidential Information. (a) During the Employment Period, and during a one-year period following any termination of the Executive's employment other than a termination by the Executive for Good Reason or a termination of the Executive's employment by the Corporation without Cause, the Executive shall not directly or indirectly compete with the Corporation or any of its affiliated companies, whether as an individual proprietor or entrepreneur or as an officer, employee, partner, stockholder, or in any capacity connected with any enterprise, in any business in which the Corporation is engaged at the time of the termination of the Executive's employment, within any state or possession of the United States of America or any foreign country within which such business is then being conducted, or within which business the Corporation has formally announced specific plans to conduct and/or the Executive has actual knowledge that the Corporation specifically plans to be conducted. For the purpose of the preceding sentence, conducting business, doing business, or engaging in business shall be deemed to embrace sales to customers or performance of services for customers who are within a relevant geographical area, without any necessity of any presence of the Corporation therein. Nothing herein, however, shall prohibit the Executive from acquiring or holding any issue of stock or securities of any corporation which has any securities listed on a national securities exchange or quoted in the daily listing of over-the-counter market securities; provided that at any one time the Executive and members of the Executive's immediate family do not own more than five (5%) percent of the voting securities of any such corporation.

     (b) The Executive shall hold in a fiduciary capacity for the benefit of the Corporation all secret or confidential information, knowledge or data relating to the Corporation or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Corporation or any of its affiliated companies and which shall not be public knowledge (other than by acts by the Executive or the Executive's representatives in violation of this Agreement). After termination of the Executive's employment with the Corporation, the Executive shall not, without the prior written consent of the Corporation, communicate or divulge any such information, knowledge or data to anyone other than the Corporation and those designated by it, except as required by law or by a court of competent jurisdiction. In no event shall an asserted violation of the provisions of this Section 11 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

    12.  Successors.  (a)  This Agreement is personal to the
Executive and without the prior written consent of the Corporation shall not be assignable by the Executive other than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

        (b) This Agreement shall inure to the benefit of and be binding upon the Corporation and its successors. The Corporation shall require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to or of all or substantially all of the business and/or assets of the Corporation, by an agreement in form and substance satisfactory to the Executive, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent as the Corporation would be required to perform it if no such succession or assignment had taken place.

   13. Miscellaneous. (a) The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

   (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

        If to the Executive:

         FirstName LastName
         Address
         Of Zip

        If to the Corporation:

        Crompton Corporation
        One American Lane
        Greenwich, Connecticut  06831

        Attention: General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

    (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

    (d) The Corporation may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

    (e) This Agreement contains the entire understanding of the Corporation and the Executive with respect to the subject matter hereof and supersedes all prior agreements between them with respect thereto, including without limitation, the employment agreement between the Executive and the Corporation dated as of LastEmpAgmt, which is hereby expressly terminated, but shall not supercede the Supplemental Retirement Agreement between the parties dated as of lastSERPAgmt.

    (f) The Executive and the Corporation acknowledge that prior to the Effective Date, the employment of the Executive by the Corporation is "at will," and may be terminated by either the Executive or the Corporation at any time.

   14. Governing Law; Jurisdiction. The validity, interpretation, construction and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The parties shall use their best efforts and good will to settle all disputes by amicable negotiations. Any judicial proceeding brought against any of the parties to this Agreement or any dispute arising out of this Agreement or any matter related hereto may be brought in the courts of the State of Delaware or in the United States District Court for the State of Delaware, and, by execution and delivery of this Agreement, each of the parties to this Agreement accepts the jurisdiction of said courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. The foregoing consent to jurisdiction shall not be deemed to confer rights on any person other than the respective parties to this Agreement.

   IN WITNESS WHEREOF, the Executive has hereunto set his or her hand and the Corporation has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

                            _________________________
                            FirstName LastName
                            Executive


                            CROMPTON CORPORATION


                            By:_________________________
                            Its: Chairman, President and CEO